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                                                                   EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 1997, except as to Note 8, for which the date is July 16, 1997, in the Proxy Statement of Ansan Pharmaceuticals, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4) and Prospectus of Ansan Pharmaceuticals, Inc. for the registration of 8,653,122 shares of its common stock and 2,200,256 shares of its preferred stock.

Palo Alto, California

October 8, 1997